UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2006 (June 9, 2006)

GEORGIA GULF CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (770) 395 - 4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4 (c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 9, 2006, Rome Acquisition Corp., a wholly owned subsidiary of Georgia Gulf Corporation (“Georgia Gulf,” and such subsidiary, the “Purchaser”), and Royal Group Technologies Limited (“Royal”) entered into a definitive agreement (the “Arrangement Agreement”) pursuant to which the Purchaser will acquire all of Royal’s outstanding common shares (the “Royal Shares,” and such transaction, the “Acquisition”). The total transaction is valued at approximately CAD$ 1.7 billion (USD$ 1.6 billion, based on an exchange rate of CAD$ 1.10 to USD$ 1.00), or CAD$ 13.00 (USD$ 11.82, based on an exchange rate of CAD$ 1.10 to USD$ 1.00) per Royal Share (the “Purchase Price”), which includes payments for Royal’s equity of CAD$ 1.2 billion and assumed net debt of approximately CAD$ 491 million as of March 31, 2006.

Under the terms of the Arrangement Agreement, each option to purchase Royal Shares pursuant to Royal’s long-term incentive plan (a “Royal Option”) issued and outstanding immediately prior to the effective time of the Acquisition, whether vested or unvested, will be cancelled and will cease to represent a right to receive any Royal Shares. Following such cancellation, each holder of Royal Options will receive from Royal a cash payment equal to the difference between the Purchase Price and the “per share” exercise price of such share under the option to which it is subject. In addition, the Arrangement Agreement provides that each Royal Share represented by a restricted stock unit (whether vested or unvested) will be cancelled in consideration of the Purchase Price in respect thereof.

The Acquisition is expected to close following approval by Royal’s shareholders and receipt of customary regulatory approvals, and is subject to other customary closing conditions. The Arrangement Agreement contains customary termination rights for each of the Purchaser and Royal.

As part of the Arrangement Agreement, Georgia Gulf executed an unconditional and irrevocable guarantee of the prompt payment and performance of all of the obligations of the Purchaser under the Arrangement Agreement.

The foregoing description of the Arrangement Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 2 and incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

Georgia Gulf announced that it will host an investor conference call to discuss the Acquisition in more detail. A copy of the slide presentation to be used in connection with the conference call is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

Item 8.01               Other Events.

On June 9, 2006, Georgia Gulf issued a press release announcing the execution of the Arrangement Agreement. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated into this Item 8.01 by reference.

Item 9.01               Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Shell company transactions.

Not applicable.

(d)	Exhibits.

	Number	Exhibit

	2	Arrangement Agreement, dated June 9, 2006, between Rome Acquisition Corp. and Royal Group Technologies Limited.

	99.1	Slide presentation in connection with June 9, 2006 conference call.

	99.2	Press Release, dated June 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEORGIA GULF CORPORATION

By:	/s/ Joel I Beerman
Name:	Joel I. Beerman
Title:	Vice President, General Counsel and Secretary

Date:  June 9, 2006